UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., 12th Floor

Miami, Florida 33137

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(212) 409-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2013, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Mitsubishi UFJ Securities (USA), Inc., as the representative of the several underwriters named therein (collectively, the “Underwriters”), with respect to (i) the sale by the Company of 4,600,000 shares of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) to the Underwriters on a firm commitment basis, and (ii) the grant by the Company to the Underwriters of a 30-day option to purchase all or part of 690,000 additional shares of the Company’s Series A Preferred Stock at the same public offering price to cover over-allotments, if any (together, the “Shares”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. The foregoing description of the Underwriting Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms and conditions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 21, 2013, the Company filed Articles of Amendment with the Department of State of the State of Florida to designate 5,290,000 shares of the Company’s authorized preferred stock, par value $0.0001 per share, as Shares of Series A Preferred Stock with the powers, designations, preferences and other rights as set forth therein (the “Articles of Amendment”). The Articles of Amendment became effective on May 24, 2013.

The Articles of Amendment provide that the Company will pay monthly cumulative dividends on the Series A Preferred Stock, in arrears, on the 28th day of each month (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend) from, and including, the date of original issuance of the Series A Preferred Stock at 8.00% of the $25.00 per Share liquidation preference per annum (equivalent to $2.00 per annum per Share). The Articles of Amendment further provide that dividends will be payable to holders of record as they appear in the stock records of the Company for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of each month, whether or not a business day, in which the applicable dividend payment date falls.

The Series A Preferred Stock will not be redeemable before May 24, 2018, except upon the occurrence of a Change of Control (as defined in the Articles of Amendment). On or after May 24, 2018, the Company may, at its option, redeem any or all of the shares of the Series A Preferred Stock at $25.00 per Share plus any accumulated and unpaid dividends to, but not including, the redemption date. Also, upon the occurrence of a Change of Control, the Company may, at its option, redeem any or all of the Shares of Series A Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series A Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to the Company’s election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles of Amendment)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per Share of Series A Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles of Amendment, including provisions for the receipt, under specified circumstances, of alternative consideration as described in the Articles of Amendment.

Except under limited circumstances, holders of the Series A Preferred Stock generally do not have any voting rights.

The foregoing description of the Articles of Amendment is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 24, 2013, the Company’s previously announced public offering of 4,600,000 shares of Series A Preferred Stock was completed. The offer and sale of the Series A Preferred Stock was registered under the Securities Act of 1933, as amended, pursuant to Company’s Registration Statement on Form S-3 (No. 333-187322).

Item 9.01.	Financial Statements and Exhibits.

On May 24, 2013, Akerman Senterfitt delivered to the Company an opinion with respect to the validity of the Shares (the “Opinion”). The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Company’s Registration Statement on Form S-3 (No. 333-187322), in accordance with the requirements of Item 601(b)(5) and Item 601(b)(8), respectively, of Regulation S-K.

(d) Exhibits.
Exhibit No.	Description

1.1	Underwriting Agreement, dated May 20, 2013, between Ladenburg Thalmann Financial Services Inc. and Mitsubishi UFJ Securities (USA), Inc., as the representative of the several underwriters listed on Schedule I attached thereto.

3.1	Articles of Amendment to Articles of Incorporation, dated May 21, 2013, relating to 8.00% Series A Cumulative Redeemable Preferred Stock. (1)

5.1	Opinion of Akerman Senterfitt regarding the validity of the shares.

12.1	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends.

23.1	Consent of Akerman Senterfitt (contained in Exhibit 5.1 hereto).

(1)	Incorporated by reference to Exhibit 3.6 to the registrant’s Form 8-A, dated May 24, 2013 and filed with the SEC on May 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADENBURG THALMANN FINANCIAL SERVICES INC.

Dated: May 24, 2013	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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